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Over 1.5 Million Foreclosures

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Pender County, NC — VIEW LIST | VIEW MAP

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Pender County

393 properties match your search

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Auction | **Bank-Owned** | Homes For Sale | Recently Sold

Bank Owned 168 Properties | Bank Hot Properties 8 Properties | Govt Owned 1 Property

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Address/City/State/Zip	▼ Entered Date	Bd	Ba	SF	Amount	Rating	Status
Great Oak Dr Hampstead, NC 28443 View Details	11/8/2010	4	4	NA	$617,924		Bank Owned
Whitestocking Rd Burgaw, NC 28425 View Details Map it	11/8/2010	3	2	1,612	$125,056		Bank Owned
Golf Terrace Dr Hampstead, NC 28443 View Details Map it	11/8/2010	4	3	3,358	$204,993		Bank Owned
Herrings Chapel Rd Burgaw, NC 28425 View Details Map it	11/8/2010	3	2	1,464	$45,900		Bank Owned
Sloop Point Rd Hampstead, NC 28443 View Details Map it	11/8/2010	3	2	2,462	$166,125		Bank Owned
Watts Landing Rd Hampstead, NC 28443 View Details	11/8/2010	NA	NA	NA	$193,100		Bank Owned
Buckeye Ln Burgaw, NC 28425 View Details	11/8/2010	NA	NA	NA	$177,011		Bank Owned

Bank Hot Properties

Bank-Owned $199,900 3 Bd, 2 Ba Map — 8293 Old River Rd


Bank-Owned $154,900 3 Bd, 2 Ba Map — 129 Marcil Ln


Bank-Owned $78,500 3 Bd, 2 Ba Map — 105 Shadow Ridge Rd


Bank-Owned $214,900 3 Bd, 2 Ba Map — 343 Knollwood Dr

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Pender County Cities

...ad Foreclosures
...Foreclosures
...oint Foreclosures
Atkinson Foreclosures
...Foreclosures
...ll Foreclosures
...oreclosures

Pender County ZIPs

28443 Foreclosures
28425 Foreclosures
28457 Foreclosures
28421 Foreclosures
28478 Foreclosures
28454 Foreclosures
28435 Foreclosures

Pender County Property Types

Pender County Pre-Foreclosures
Pender County Foreclosure Auctions
Pender County Bank Owned REO Homes
Pender County Government Owned

Local Real Estate Specialist



Ronell Rimes

I am available to assist you in purchasing a foreclosure property or another property

Browning Rd Rocky Point, NC 28457 View Details	11/8/2010	NA	NA	NA	$80,198	Bank Owned
 Forest Ln Rocky Point, NC 28457 View Details Map it	11/8/2010	2	2	1,568	$37,600	Bank Owned
 Bland Dr Surf City, NC 28445 View Details	11/8/2010	NA	NA	NA	$637,500	Bank Owned

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best suited to your needs. Buying or selling? Call (888).821.0304 or email me ronellrimes@century21.com

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